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                    [McDERMOTT WILL & EMERY LETTERHEAD]

                                                                EXHIBIT 5.1


January 24, 2005


Option Care, Inc.
485 Half Day Road
Buffalo Grove, Illinois 60089

Re:      Option Care, Inc. Registration Statement on Form S-3
         2.25% Convertible Senior Notes due 2024
         Shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

We have acted as counsel to Option Care, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-3 (the "Registration Statement") covering the resale by the selling securityholders of the Company's $86,250,000 principal amount of 2.25% Convertible Senior Notes due 2024 (the "Notes") and the shares of the Company's common stock, par value $.01 per share, issuable upon conversion of the Notes. The Notes were issued under an Indenture, dated as of November 2, 2004 (the "Indenture"), between the Company and LaSalle Bank National Association, as trustee (the "Trustee").

In connection with rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, documents and other papers as we have deemed necessary to examine for the purpose of this opinion.

In our examination, we have assumed the genuineness of all signatures (including endorsements), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. Our opinion with respect to the validity and binding effect of


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Option Care, Inc.
January 24, 2005
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any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether such validity or binding effect is considered in a proceeding at law or in equity).

We are admitted to the Bar in the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that (a) the Trustee under the Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (b) the Trustee is duly qualified to engage in the activities contemplated by the Indenture, (c) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms, (d) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations and (e) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

In rendering this opinion, we have assumed, with your consent that:

          (a) With respect to our opinions set forth in opinion 1 hereof, the execution, delivery and performance by the Company of any of its obligations under the Notes does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) any rule, law or regulation to which the Company is subject or (iii) any judicial or administrative order or decree of any governmental authority; and

          (b) No authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body was required to authorize or was required in connection with the execution and delivery by the Company of the Notes.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The execution and delivery by the Company of the Notes have been duly authorized by requisite corporate action on the part of the Company. The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the following qualifications:

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Option Care, Inc.
January 24, 2005
Page 3

          (a) enforcement may be limited by any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether enforcement is sought in equity or at law);

          (b) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Notes or the Indenture which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

          (c) we express no opinion with respect to the enforceability of (i) any provision in the Notes to the extent it provides that any recovery of attorneys' fees is limited to reasonable attorneys' fees, (ii) any provision in any of the Notes to the extent it provides that the provisions of such Note are severable or (iii) any provision in any of the Notes to the extent it provides for rights of acceleration;

          (d) we have assumed that (i) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence and (ii) there are no oral or written modifications of or amendments to the Notes and there have been no waivers, terminations or releases of any of the provisions of the Notes by actions or conduct of the parties or otherwise; and

          (e) our opinions expressed above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether such validity or binding effect is considered in a proceeding in equity or at law).

     2. The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued and fully paid and nonassessable.

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Option Care, Inc.
January 24, 2005
Page 4


This opinion is being furnished to you in connection with the preparation and filing with the SEC of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts which may hereafter come to our attention or any changes in law which may hereafter occur. This opinion is solely for your benefit in connection with such transaction and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus under the caption "Legal Matters" with respect to the matters stated therein.


Very truly yours,


/s/  McDermott Will & Emery LLP